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                                                                                                               EXHIBIT 11.1

                                                 CASTLE ENERGY CORPORATION
                                       STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                        (UNAUDITED)


                                                                               THREE MONTHS ENDED DECEMBER 31,
                                                                   -------------------------------------------------------
                                                                             2005                          2004
                                                                   -------------------------     -------------------------
                                                                     BASIC         DILUTED         BASIC         DILUTED
                                                                   ----------     ----------     ----------     ----------
I.   Shares Outstanding, Net of Treasury
       Stock Purchased During the Period:

          Stock, net                                                7,262,340      7,262,340      6,892,389      6,892,389
                                                                   ----------     ----------     ----------     ----------
          Purchase of treasury stock (weighted)                     7,262,340      7,262,340      6,892,389      6,892,389

II.  Weighted Equivalent Shares:

          Assumed options and warrants exercised                                                                   222,481
                                                                   ----------     ----------     ----------     ----------
III. Weighted Average Shares and Equivalent Shares                  7,262,340      7,262,340      6,892,389      7,114,870
                                                                   ==========     ==========     ==========     ==========

IV.  Net Income (Loss)                                             $     (125)    $     (125)    $      343     $      343
                                                                   ==========     ==========     ==========     ==========

V.   Net Income (Loss) Per Share                                        ($.02)         ($.02)          $.05           $.05
                                                                   ==========     ==========     ==========     ==========
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